DIHLE  &  CO.,  P.C.
                                      -----------------------------
                                   2922  EVERGREEN  PARKWAY,  SUITE  320
                                         EVERGREEN,  COLORADO  80439
                                    (303)  679-6018     Gordon Dihle,  Esq.
                                    FAX  (303)  670-1594  dihle@uswest.net

                                             February  17,  2000

Securities  and  Exchange  Commission
Division  of  Corporate  Finance
Washington,  D.C.  20549

     Re:     National  Rehab  Properties,  Inc.

Ladies  and  Gentlemen:

     This office represents National Rehab Properties, Inc., a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the resale of up to 500,000 shares by certain selling shareholders in accordance with a Consulting Agreement between the Registrant and the selling shareholders (the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

     Based upon the foregoing, it is our opinion that the Registered Securities, when issued as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Resale Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

     Very  truly  yours,

     /s/  Gordon  Dihle

     Gordon  Dihle,  Esq.